Exhibit 21

List of Subsidiaries of EnSync, Inc.

1.        ZBB Energy Pty Ltd. (Australia)

2.        ZBB PowerSav Holdings Limited (Hong Kong)

3.        ZBB Cayman Corporation (Cayman Islands)

4.        Century West PNL LLC (Delaware)